UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020 nuveen

Nuveen Global Cities REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-222231	82-1419222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Third Avenue, 3rd Floor New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 490-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On January 29, 2020, the board of directors of Nuveen Global Cities REIT, Inc. (the “Company”) appointed Nick Evans to serve as Co-President, Head of Asia-Pacific Investment of the Company, effective immediately. The appointment of Mr. Evans was not made pursuant to any arrangement or understanding between him or her and any other person. Biographical information with respect to Mr. Evans is set forth below.

Mr. Evans oversees Nuveen Real Estate’s Asia Pacific activities, including management of investment teams and raising the profile of the firm’s Asia Pacific platform. Mr. Evans is a member of the Global Real Estate Leadership team, chairs the Asia Pacific Real Estate Leadership team and is an investment committee member. Mr. Evans joined the firm in 2005 as a U.K. property investment analyst and held a number of senior investment management roles before relocating to Sydney in 2012 to open the office in Australia. Mr. Evans commenced his career in 1999 working for a U.K. investment bank based in Germany, after which he joined a global property advisory consultancy in London. Mr. Evans graduated with a B.S.c., honors degree, in Banking and Finance from Loughborough University Business School and an M.A., with distinction, in Property Investment and Law from the CASS Business School. Mr. Evans also holds an Investment Management Certificate and is a member of the Royal Institute of Chartered Surveyors.

Agreement with Officer

In connection with Mr. Evans’ appointment as Co-President, Head of Asia-Pacific Investment of the Company, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Evans (the “Indemnitee”). The Company previously entered into substantially identical indemnification agreements with its other directors and officers. The Indemnification Agreement provides that, subject to certain limitations set forth therein, the Company will indemnify the Indemnitee to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of the Indemnitee’s service in his role as an officer of the Company or in other roles as the Company may require from time to time. The Indemnification Agreement further provides that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to the Indemnitee in connection with proceedings covered by the Indemnification Agreement.

Subject to certain limitations set forth therein, the Indemnification Agreement places limitations on the indemnification of the Indemnitee to the extent the Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreement. The Company has filed a Form of Indemnification Agreement with its Registration Statement on Form S-11, filed December 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nuveen Global Cities REIT, Inc.

Date: February 4, 2020	By:	/s/ James E. Sinople
James E. Sinople
Chief Financial Officer and Treasurer